EXHIBIT 23.1




         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To:  I R Biosciences Holdings, Inc.

As registered independent certified public accountants, we consent to the incorporation by reference in Registration Statement No. 333-113511 of IR BioSciences Holdings, Inc. on Form S-8 of our report dated March 4, 2005 appearing in the Annual Report on Form 10-KSB of I R Biosciences Holdings, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                  --------------------------------------------
                     Russell Bedford Stefanou Mirchandani LLP


New York, New York
March 4, 2005